Exhibit 10.2

1009 McKinley Avenue, Kellogg, Idaho, 83837, USA

6 March 2026

Gerbrand Van Heerden, CFO

1585 Draycott Road,

Vancouver, BC, V7J 1W3

BUNKER HILL CFO RSU SETTLEMENT AGREEMENT

In accordance with the terms of the Amended and Restated Restricted Stock Unit Incentive Plan (the “Plan”) of Bunker Hill Mining Corp. (the “Company”), the Company awarded to you, Gerbrand Van Heerden, Restricted Stock Units (“RSUs”) in relation to your services as the Chief Financial Officer of the Company.

In relation to the terms of your recent resignation as Chief Financial Officer of the Company as the Company moves towards operations at its Bunker Hill mine in Idaho and consolidation of its executive team in the United States, 34,5421 of the RSUs have been outstanding for less than one year and therefore cannot vest in accordance with the terms of the Plan and therefore must be settled in cash.

In relation thereto, the Company hereby agrees to pay to you US$147,177 in lieu of 34,5421 RSUs awarded to you, and yet to vest, which RSUs you hereby surrender to the Company for cancellation.

Please confirm your acceptance of these terms by signing below

Sign:	/s/ Gerbrand Van Heerden	Sign:	/s/ Richard Williams

Gerbrand Van Heerden, CFO		Richard Williams, Executive Chairman

Date:	3/6/2026	Date:	3/6/2026

[1]	figure presented on a post consolidation bases (35 to 1) effective March 6, 2026, 12:01 am